UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2022

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

The Tug Hill and XcL Midstream Acquisition

As previously reported, on September 6, 2022, EQT Corporation (EQT and, together with its consolidated subsidiaries, the Company) and its wholly owned subsidiary, EQT Production Company (the Buyer and, together with EQT, the EQT Parties), entered into a Purchase Agreement (the Purchase Agreement) with THQ Appalachia I, LLC (the Upstream Seller), THQ-XcL Holdings I, LLC (the Midstream Seller and, together with the Upstream Seller, the Sellers) and the subsidiaries of the Sellers named on the signature pages thereto pursuant to which the EQT Parties have agreed to acquire the Sellers’ upstream oil and gas assets and midstream gathering and processing assets through the Buyer’s acquisition of all of the issued and outstanding membership interests of each of THQ Appalachia I Midco, LLC, a Delaware limited liability company, and THQ-XcL Holdings I Midco, LLC, a Delaware limited liability company (the Tug Hill and XcL Midstream Acquisition).

The following exhibits relating to the Tug Hill and XcL Midstream Acquisition or the Sellers are attached to this Current Report on Form 8-K and incorporated herein by reference:

•	Exhibit 99.1: Audited consolidated financial statements of the Upstream Seller and subsidiaries as of and for the year ended December 31, 2021, and the notes related thereto;

•	Exhibit 99.2: Unaudited condensed consolidated financial statements of the Upstream Seller and subsidiaries as of and for the six months ended June 30, 2022, and the notes related thereto;

•	Exhibit 99.3: Audited consolidated financial statements of the Midstream Seller and subsidiaries as of and for the year ended December 31, 2021, and the notes related thereto;

•	Exhibit 99.4: Unaudited condensed consolidated financial statements of the Midstream Seller and subsidiaries as of and for the six months ended June 30, 2022, and the notes related thereto;

•	Exhibit 99.5: Preliminary unaudited pro forma condensed combined balance sheet of the Company as of June 30, 2022 and unaudited pro forma condensed combined statements of operations of the Company for the six months ended June 30, 2022 and the year ended December 31, 2021, and the notes related thereto; and

•	Exhibit 99.6: Report prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers, relating to the Upstream Seller’s estimated quantities of its proved natural gas, natural gas liquids and crude oil reserves as of December 31, 2021.

Update on Hedge Positions

The following table summarizes the approximate volume and prices of the Company's NYMEX hedge positions as of September 15, 2022. The fixed price natural gas sales agreements can be physically or financially settled.

	Q3 2022 (a)	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2024
Hedged Volume (MMDth)	273	288	298	353	356	282	17
Hedged Volume (MMDth/d)	3.0	3.1	3.3	3.9	3.9	3.1	—

Swaps – Long
Volume (MMDth)	135	191	44	41	42	14	—
Avg. Price ($/Dth)	$5.13	$6.06	$6.19	$4.77	$4.77	$4.77	$—

Swaps – Short
Volume (MMDth)	365	338	42	41	42	42	2
Avg. Price ($/Dth)	$2.96	$2.99	$2.69	$2.53	$2.53	$2.53	$2.67

Calls – Long
Volume (MMDth)	44	45	40	40	40	40	51
Avg. Strike ($/Dth)	$3.89	$4.05	$2.72	$2.72	$2.72	$2.72	$3.20

Calls – Short
Volume (MMDth)	154	233	232	300	303	197	66
Avg. Strike ($/Dth)	$3.78	$6.24	$9.46	$4.85	$4.85	$4.69	$3.11

Puts – Long
Volume (MMDth)	83	151	299	352	355	254	15
Avg. Strike ($/Dth)	$3.75	$5.29	$4.50	$3.30	$3.30	$3.34	$2.45

Puts – Short
Volume (MMDth)	41	12	—	—	—	—	—
Avg. Strike ($/Dth)	$3.58	$2.75	$—	$—	$—	$—	$—

Fixed Price Sales
Volume (MMDth)	1	1	1	1	1	—	—
Avg. Price ($/Dth)	$2.38	$2.39	$2.43	$2.38	$2.38	$—	$—

Option Premiums
Cash Settlement of Deferred Premiums (millions)	$—	$—	$(107)	$(81)	$(82)	$(74)	$—

(a)  July 1 through September 30.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
23.1	Consent of KPMG LLP (independent auditors of THQ Appalachia I, LLC).

23.2	Consent of KPMG LLP (independent auditors of THQ-XcL Holdings I, LLC).

23.3	Consent of Cawley, Gillespie & Associates, Inc.

99.1	Audited consolidated financial statements of THQ Appalachia I, LLC and subsidiaries as of and for the year ended December 31, 2021, and the notes related thereto.

99.2	Unaudited condensed consolidated financial statements of THQ Appalachia I, LLC and subsidiaries as of and for the six months ended June 30, 2022, and the notes related thereto.

99.3	Audited consolidated financial statements of THQ-XcL Holdings I, LLC and subsidiaries as of and for the year ended December 31, 2021, and the notes related thereto.

99.4	Unaudited condensed consolidated financial statements of THQ-XcL Holdings I, LLC and subsidiaries as of and for the six months ended June 30, 2022, and the notes related thereto.

99.5	Preliminary unaudited pro forma condensed combined balance sheet of EQT Corporation and subsidiaries as of June 30, 2022 and unaudited pro forma condensed combined statements of operations of EQT Corporation and subsidiaries for the six months ended June 30, 2022 and the year ended December 31, 2021, and the notes related thereto.

99.6	Report prepared by Cawley, Gillespie & Associates, Inc., dated August 19, 2022, with respect to estimates of reserves and future net revenue of THQ Appalachia I, LLC as of December 31, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: September 20, 2022	By:	/s/ David M. Khani
	Name:	David M. Khani
	Title:	Chief Financial Officer